UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDICINOVA, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 26, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Tuesday, June 14, 2022 at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla, California 92037.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around May 3, 2022, we expect to mail to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY
(877) 870-8565 (toll free)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 14, 2022

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting” or “2022 Annual Meeting”) of MediciNova, Inc., a Delaware corporation, or MediciNova, will be held on Tuesday, June 14, 2022 at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla, California 92037 for the following purposes:

1.

To elect one Class III director of the Company, as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board, to hold office until the 2025 Annual Meeting of stockholders and until her successor has been duly elected and qualified, or, if sooner, until her earlier death, resignation or removal;

2.	To ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

4.	To conduct any other business properly brought before the Annual Meeting.

Stockholders of record as of the close of business on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at MediciNova’s offices, located at 4275 Executive Square, Suite 300, La Jolla, California 92037, for ten days prior to the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the 2022 Annual Meeting in person, we hope that you vote or submit your proxy as soon as possible so that your shares can be voted at the 2022 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you do attend the 2022 Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

La Jolla, California

April 26, 2022

We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or before May 3, 2022, we intend to mail to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you on how you may submit your proxy over the Internet or via telephone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

MEDICINOVA, INC.

4275 EXECUTIVE SQUARE, SUITE 300

LA JOLLA, CALIFORNIA 92037

PROXY STATEMENT FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 14, 2022

What is this document?

This document is the Proxy Statement of MediciNova, Inc., a Delaware corporation, for the Annual Meeting of stockholders to be held at 1:00 p.m., Pacific Daylight Time, on Tuesday, June 14, 2022. A form of proxy card is included. This document and the form of proxy card are first being mailed or given to stockholders on or about May 3, 2022.

We refer to our company throughout this document as “we,” “us,” the “Company” or “MediciNova.”

Why am I receiving this document?

You are receiving this document because you were one of our stockholders of record as of the close of business on April 18, 2022, the record date for our Annual Meeting, or the Record Date. We are sending this document and the form of proxy card to solicit your proxy to vote upon certain matters at the Annual Meeting.

When and where is the Annual Meeting being held, and who may attend?

The Annual Meeting is scheduled to be held on Tuesday, June 14, 2022, at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla California 92037, as well as any adjournment or postponement thereof. Only stockholders, their proxy holders and our invited guests may attend the meeting. If a broker, bank or other nominee holds your shares in street name, please bring a copy of the account statement reflecting your ownership as of April 18, 2022 so that we may verify your status as a stockholder and have you check in at the registration desk for the meeting. For security reasons, we also may require photo identification for admission. If you would like directions to the meeting, please send your request to MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, Attention: Investor Relations.

What is a proxy, and who is paying the costs to prepare this document and solicit my proxy?

A proxy is your legal designation of another person to vote your shares of our common stock, par value $0.001 per share, or the Common Stock. The document that designates someone as your proxy is also called a proxy or a proxy card.

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of proxy card.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or the Board. In addition to solicitation by use of the mail, proxies may be solicited by our officers, directors and employees and Advantage Proxy in person or by personal interview, telephone, electronic mail, facsimile transmission or other means of communication. Our officers, directors and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. Advantage Proxy will be paid its customary fee of $4,800 plus reimbursement of up to $1,200 in out-of-pocket expenses to solicit proxies. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

Who is entitled to vote at the Annual Meeting?

Only holders of shares of our Common Stock as of the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 49,043,246 shares of our Common Stock outstanding.

How many votes do I have, and can I cumulate my vote?

You have one vote for each share of our Common Stock that you held as of the Record Date. Cumulative voting is not allowed.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 49,043,246 shares of our Common Stock outstanding and entitled to vote. Thus, the holders of at least 24,521,624 shares of Common Stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of Common Stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How may I vote my shares?

If on April 18, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or Proxy Card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2022. Easy‑to‑follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone by dialing 1-800-454-8683 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2022. Easy‑to‑follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.

What am I voting on?

You are being asked to vote on the following:

•	the election of one Class III director as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board;
•	the ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

We have broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, we have broad discretion to establish reasonable rules for discussion, comments and questions during the meeting.

If my shares are held by my broker in street name, will my broker vote my shares for me?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares. The broker, however, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may exercise discretionary voting power to vote your shares with respect to routine matters, but the broker may not exercise discretionary voting power to vote your shares with respect to “non-routine” items. In the case of non-routine items, the shares that cannot be voted by your broker would be treated as “broker non-votes.” At the Annual Meeting, only Proposal 2, the ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is a routine item for which your broker may exercise discretionary voting power.

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card. If your shares are not held in street name and you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares: (i)   FOR  the election of the one nominee for Class III director, as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board, to hold office until the 2025 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or, if sooner, until her earlier death, resignation or removal; (ii)   FOR the ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement.

If your shares are held in street name and you return your proxy but do not mark your voting preference on “Proposal One: Election of Class III Director, and Proposal Three: Advisory Approval of the Company’s Executive Compensation”, your shares will not be voted and the shares become broker non-votes as to the particular proposal.

If your shares are held in street name and you return your proxy but do not mark your voting preference on “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm,” the bank, broker or other nominee has the authority to vote your unvoted shares. If the bank, broker or other nominee does not vote your unvoted shares on Proposal Two, the shares become “broker non-votes” as to such proposal.

We encourage you to provide voting instructions. This will ensure your shares of Common Stock will be voted at the Annual Meeting in the manner you desire.

How many votes are needed to approve each proposal?

In April 2019, the Board approved amended and restated bylaws to adopt majority voting for our Directors in uncontested elections. Therefore, at the Annual Meeting, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted "FOR" a candidate for election as director must exceed the number of votes cast “AGAINST” that director.  Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see “Proposal One—Election of Class III Director” below. The Board of Directors recommends a vote “FOR” the nominee.

To be approved, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022 must receive FOR votes from the holders of a majority of the shares either present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If you ABSTAIN from voting, it will have the same effect as an AGAINST vote. Broker non-votes, if any, will have no effect.

To be approved, the advisory approval of our Company’s executive compensation as disclosed in this Proxy Statement, must receive a FOR vote from the majority of the votes cast at the Annual Meeting. Abstentions are not counted as vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the approval of our Company’s executive compensation is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	attend the Annual Meeting and vote in person;
•	submit a written notice of revocation to us prior to or at the Annual Meeting; or
•	submit another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Your most current proxy card is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all stockholders confidential. Stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	as necessary to meet applicable legal requirements;

•	in a dispute regarding authenticity of proxies and ballots;

•	in the case of a contested proxy solicitation, if the other party soliciting proxies does not agree to comply with the confidential voting policy; or

•	when a stockholder makes a written comment on the proxy card or otherwise communicates the vote to management.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What proxy materials are available on the internet?

The Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/58468P.

Where is our Common Stock traded?

Our Common Stock is traded and quoted on The NASDAQ Global Market, or NASDAQ, under the symbol “MNOV” and on the JASDAQ Market of the Tokyo Stock Exchange under the code “4875.”

IMPORTANT

We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or before May 3, 2022, we intend to mail to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you how you may submit your proxy over the Internet or via telephone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF CLASS III DIRECTOR

General

The Board currently consists of five members divided into three classes, each serving staggered three-year terms as follows:

•	Class I, whose term will expire at the Annual Meeting of stockholders to be held in 2023;
•	Class II, whose term will expire at the Annual Meeting to be held in 2024; and
•	Class III, whose term will expire at the Annual Meeting.

The Class III member of the Board is scheduled for election at the Annual Meeting. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, Carolyn Beaver, who is an incumbent director, to be elected as the Class III director at the Annual Meeting. If elected at the Annual Meeting, the Class III director will hold office until the Annual Meeting of stockholders in 2025 and until a successor has been duly elected and qualified unless she resigns or is removed. If the Class III director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designed by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Biographical Information

Biographical information concerning the Class III director nominee whose term of office expires at the Annual Meeting is set forth below.

Name	Age	Principal Business Experience

Carolyn Beaver	64

Carolyn Beaver was appointed to the Board in October 2020 and is currently chairperson of the audit committee and a member of the nominating and corporate governance and compensation committees. She has also served on the board of directors of MaxLinear, Inc., a leading provider of radio frequency, analog, digital and mixed-signal integrated circuits since December 2018 and as chairperson of its audit committee since February 2021. She has also served as a director and chairperson of the audit committee of Sonendo, Inc., a provider of dental technology systems, since October 2021.  Ms. Beaver also served on the board of directors of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020 and as chair of its audit committee from September 2019 to September 2020.  She was a director of Commerce National Bank, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013.  Ms. Beaver previously held several positions at Sequenom, Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. Ms. Beaver received a B.S. in Business Administration from California State Polytechnic University, Pomona. Based on her public accounting and finace backgroud, as well as her extensive experiences as an executive officers and a member of the Board at several companies, the Board believes Ms. Beaver  has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning the Class I directors whose term of office expires at the 2023 Annual Meeting of stockholders is set forth below.

Name	Age	Principal Business Experience

Jeff Himawan, Ph.D.	57

Jeff Himawan, Ph.D. has served on the board of directors of 12 different biotech/pharmaceutical companies (including four Nasdaq-listed companies) during the past 25 years.  Consequently, he has extensive experience serving as a member of the board of directors and as chair of board committees of publicly-listed companies. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University. Based on his background in corporate finance and capital raising and his extensive experience in the biotechnology industry, the Board believes Dr. Himawan has the appropriate set of skills to serve as a member of our Board.

Hideki Nagao	65

Hideki Nagao was appointed to the Board in November 2017. He complements the MediciNova Board with 40 years of experience in finance and corporate law with financial institutions in Japan. Mr. Nagao started his career at Development Bank of Japan, Inc. and, in 2006, he accepted the position of General Manager, Department of Venture Business Finance. In 2008, he moved to SG Holdings Co. Ltd. In 2009, Mr. Nagao served as President Sagawa Financials, Inc., as Director of Sagawa Global Logistics in 2012 and as President of SG Assetmax Co. Ltd in 2013. From 2017 to 2019, he served as Auditor of Sagawa Advance Co., Ltd., SG System Co., Ltd., and Japan Economic Research Institute Inc.. Mr. Nagao holds a degree from the Faculty of Law of Tokyo University. He previously served as a Board Member for MediciNova from 2004 – 2010. Based on his significant experience in finance and corporate law with financial institutions in Japan, the Board believes Mr. Nagao has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning the Class II directors whose term of office expires at the 2024 Annual Meeting of stockholders is set forth below.

Name	Age	Principal Business Experience

Yuichi Iwaki, M.D., Ph.D.	72

Yuichi Iwaki, M.D., Ph.D. is a founder of our Company and served as the Chairman of the Board of Directors from our inception in September 2000 to March 2007, becoming Executive Chairman in July 2005, Acting Chief Executive Officer as of September 2005 and President and Chief Executive Officer as of March 2006. Dr. Iwaki was a member of the board of directors of Avigen, Inc. from 1994 to 2008. He holds a professorship at the University of Southern California School of Medicine in the Departments of Urology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. Dr. Iwaki is also a visiting professor at the Toho University School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held two professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 30 years and serves on the board of directors of several biotechnology companies. Based on his medical background, relationships with leading biotechnology companies and extensive experiences as a professor and as an advisor to pharmaceutical companies, the Board believes Dr. Iwaki has the appropriate set of skills to serve as a member of our Board.

Kazuko Matsuda, M.D., Ph.D., MPH	56

Kazuko Matsuda was appointed as our Chief Medical Officer on September 1, 2011. Dr. Matsuda served as our Vice President of Clinical Development from April 2010 to September 2011. Dr. Matsuda has responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board-certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health. Dr. Matsuda, in her capacity as Chief Medical Officer for MediciNova since 2013, has demonstrated strong leadership skills and creativity culminating in the advancement of clinical drug development programs. The Board believes these qualities make her an excellent choice for a member of our Board.

Required Vote

Directors are elected by a majority of the votes cast in an uncontested election of directors. Therefore, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by our Board), each member of our Board will be elected only if the votes cast for the nominee exceed the votes cast against the nominee.

We have also implemented a majority voting policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. Each director nominated for reelection must tender his or her written irrevocable, conditional resignation to the Chairman of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee or the Board (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director's resignation. This policy does not apply in circumstances involving contested director elections. The nominee has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

The Board recommends a vote “FOR” election of Carolyn Beaver as Class III Director.

CORPORATE GOVERNANCE

Director Independence

As required under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent” as affirmatively determined by the Board. The Board of Directors consults with our outside counsel to ensure that the Board of Directors’ determinations are consistent with relevant listing standards, securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and MediciNova, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Himawan, Ms. Beaver and Mr. Nagao. In making this determination, the Board found that none of the above directors had a material or other disqualifying relationship with us. Dr. Iwaki, our President and Chief Executive Officer, and Dr. Matsuda, our Chief Medical Officer, are not independent under the NASDAQ rules by virtue of their current employment with us.

Nominations for Directors

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of experience, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination for election. The Nominating and Corporate Governance Committee will select candidates for election as director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The satisfaction of these criteria is implemented and assessed through ongoing consideration of the directors and nominees by the Nominating and Corporate Governance Committee and the Board. Based on these activities and its review of the current composition of the Board and the director-nominees, the Nominating and Corporate Governance Committee and the Board believe that these criteria have been satisfied.

The Nominating and Corporate Governance Committee believes that nominees for director should have relevant experience, such as experience in management or accounting and finance or industry and technology knowledge that may be useful to us and the Board, high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Diversity in professional experience, skills and other individual qualities and attributes that contribute to Board heterogeneity are among the factors that the Nominating and Corporate Governance Committee typically takes into account and seeks to foster in identifying nominees so that members of the Board represent different viewpoints and backgrounds.

The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee also believes it is appropriate for each of our President and Chief Executive Officer and our Chief Medical Officer to serve as members of the Board.

Prior to each Annual Meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the members of the Nominating and Corporate Governance Committee, other Board members, members of management, any executive search firm engaged by the Nominating and Corporate Governance Committee and stockholders. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to designate the slate to be elected at the Annual Meeting of stockholders.

The Nominating and Corporate Governance Committee evaluates any nominees recommended by stockholders in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate, which should be sent to our corporate headquarters at 4275 Executive Square, Suite 300, La Jolla, California 92037.

In addition, our Amended and Restated Bylaws, or the Bylaws, contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Annual Meeting of stockholders. In order to be considered, a recommendation for a candidate by a stockholder must be timely delivered in writing to us and otherwise comply with the provisions of the Bylaws. The recommendation must include the following written information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Company that are owned beneficially by the person, (iv) a statement as to the person’s citizenship, and (v) any other information that is required to be disclosed in solicitations for proxies for election of directors under Section 14 of the Exchange Act and the related rules and regulations under that section, and (b) as to the stockholder making the nomination, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company that are owned beneficially by the stockholder. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director. The recommendation should be sent to: Nominating and Corporate Governance Committee, MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037. You can obtain a copy of the Bylaws by writing to us at this address.

Board Leadership Structure and Risk Oversight Function of the Board

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that Board leadership structure may vary as circumstances warrant. The leadership structure of our Board currently consists of an independent Chairman of the Board who oversees the Board and works closely with our Chief Executive Officer regarding Board matters. Our Chief Executive Officer, Dr. Iwaki, does not serve as our Chairman as we believe this structure enhances the independence of our Board. Each of our Board committees is chaired by an independent director who reports to the full Board on the activities and decisions made by the committees. We believe this leadership structure, with separate roles of Chairman and Chief Executive Officer and independent directors chairing each of our committees, helps to facilitate efficient decision-making and communication among our directors.

Subject to active oversight by the Board, our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. Our Board receives operations and strategic presentations from management, which include discussions of the principal risks to our business. In addition, the Board has delegated certain risk oversight functions to each of its committees.

The Audit Committee assists the Board in risk oversight functions related to specific areas such as treasury management, equity administration and contracts policy. The Audit Committee also reviews and discusses with management our system of disclosure controls and procedures and our internal controls over financial reporting. The Compensation Committee assists the Board in risk oversight functions related to our compensation policies and programs and employee retention issues. The Nominating and Corporate Governance Committee assists the Board in risk oversight functions related to important compliance matters, including periodic reviews of the Code of Ethics and Code of Business Conduct to ensure compliance with applicable securities laws and regulations and stock market rules. We believe that this leadership structure enhances our efficiency in fulfilling our oversight functions with respect to our business and facilitates division of risk management oversight responsibilities among the full Board, each of its committees and our management team.

Communications

If you wish to communicate with the Board, you may send your communication in writing to: Chairman of the Board of Directors, MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, who will forward all material communications received to the appropriate director or directors or committee of the Board based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of ours.

Corporate Responsibility, Sustainability and Diversity

We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members, and the communities we serve and believe that enriching and enabling the lives of our employees and their families, supporting the environment, caring for our communities, and being good corporate stewards over the Company is fundamental to our culture, and is just plain good business.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics for Senior Officers for the Chief Executive Officer, Chief Financial Officer and key management employees who have been identified by the Board. We also have adopted a Code of Business Conduct that applies to employees, consultants, representatives, officers and directors. Each of the Code of Ethics for Senior Officers and Code of Business Conduct may be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. We will post on our website (i) any waiver, if and when granted, to any provision of the Code of Ethics for Senior Officers or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics for Senior Officers or Code of Business Conduct.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Committees

The Board held eleven meetings during the year ended December 31, 2021. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member. We encourage, but do not require, our directors to attend the Annual Meetings of stockholders. Three of our directors attended the 2021 Annual Meeting of stockholders.

Independent Directors and Audit Committee

The members of the Audit Committee each meet the independence standards established by the U.S. Securities and Exchange Commission, or the SEC, and NASDAQ for audit committees. Each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by us of our financial condition and results of operations, our internal control over financial reporting and the performance of our independent registered public accounting firm, as well as to analyze and evaluate our financial statements, and otherwise meet the applicable requirements of the NASDAQ Marketplace Rules. The Board believes that Ms. Beaver, Chair of the Audit Committee, fulfills the requirements of NASDAQ’s Marketplace Rule 5605(c)(2), which requires at least one Audit Committee member have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The Board of Directors has also determined that Ms. Beaver qualifies as an “audit committee financial expert,” as defined in applicable SEC rules, and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards, based on her significant financial and operational experience.

Board Diversity Matrix (as of April 26, 2022)

Total number of directors	5
	Female	Male	Non-Binary	Did not disclose gender
Directors	2	3	-	-
Demographic information
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	3	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	-	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Committees and Charters

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes a recommendation to the Board regarding the composition of these committees. Each member of these committees is an independent director in accordance with the applicable rules and regulations of the SEC and the NASDAQ listing standards. Each committee is governed by a written charter approved by the Board. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. The number of members, names of current members, number of meetings held during the last fiscal year and functions of each committee are set forth below:

Audit Committee

Number of Members:	Three

Members:	Ms. Beaver (Chair) Dr. Himawan Mr. Nagao

Number of Meetings:	Four

Functions:

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing its reports regarding our consolidated financial statements and system of internal accounting control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Number of Members:	Three

Members:	Dr. Himawan (Chair) Ms. Beaver Mr. Nagao

Number of Meetings:	One

Functions:

The Compensation Committee determines our general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for our officers and, based on such review, recommends overall compensation packages for the officers to the Board. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock incentive and employee stock purchase plans.

Compensation Committee Processes and Procedures:

Typically, the Compensation Committee meets at least annually or more frequently as needed. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During 2021, the Compensation Committee did not engage an outside compensation consultant.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his compensation as well as awards to be granted. As part of its deliberations with respect to all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analysis of executive and director compensation paid at other companies.

Nominating and Corporate Governance Committee

Number of Members:	Three

Members:	Mr. Nagao (Chair) Ms. Beaver Dr. Himawan

Numbers of Meetings:	One

Functions:

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating and Corporate Governance Committee also oversees our corporate governance guidelines and reporting and makes recommendations to the Board concerning corporate governance matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is charged with the responsibility of reviewing potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. Our Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under the General Corporation Law of the State of Delaware and our Bylaws to the fullest extent permitted under Delaware law. We also have a directors’ and officers’ liability insurance policy that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BDO USA, LLP, or BDO, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by the Bylaws or otherwise, we are submitting the selection of BDO to the stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees paid by us for professional services rendered by BDO for the fiscal years ended December 31, 2021 and 2020, as applicable.

	Fiscal Year Ended
	December 31,
	2021	2020
Audit Fees (1)	$245,039	$245,799
Tax Fees	—	—
All Other Fees	—	—
Total	$245,039	$245,799

(1)	Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, quarterly reviews, comfort letters, and registration statements.

Pre-Approval Policy and Procedures

It is our policy that all audit and non-audit services to be performed by our independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any service that such firm would be prohibited from providing under the rules and regulations of the SEC and the applicable NASDAQ Marketplace Rules. In assessing whether to approve use of our independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm and where the nature of the services will not impair such firm’s independence. During the fiscal years ended December 31, 2021 and 2020, all audit services performed by our independent registered public accounting firm were approved in advance by the Audit Committee, and there were no non-audit services.

Required Vote

Ratification of the appointment of BDO as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for us. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Audit Committee determines that such a change would be in the best interests of MediciNova and our stockholders.

The Board recommends a vote “FOR” ratification of appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

PROPOSAL THREE:

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

FOR THE YEAR ENDED DECEMBER 31, 2021

In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2021 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal. Historically, the Company has held an advisory vote on executive compensation every three years, with our last such advisory vote being held in 2019. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This Say on Pay vote is advisory, and therefore not binding on our Compensation Committee or board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Recommendation

The Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of MediciNova, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2022 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Executive Compensation section.”

Required Vote

If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers require a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for the purpose of determining the presence of a quorum but will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

The Board unanimously recommends a vote “FOR” approval of the Company’s Executive Compensation.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this Proxy Statement, regarding each of our executive officers.

Name	Position	Age	Principal Business Experience

Yuichi Iwaki, M.D., Ph.D.	President and Chief Executive Officer	72

Yuichi Iwaki, M.D., Ph.D. is a founder of our Company and served as the Chairman of the Board of Directors from our inception in September 2000 to March 2007, becoming Executive Chairman in July 2005, Acting Chief Executive Officer in September 2005 and President and Chief Executive Officer in March 2006. He served as Acting Chief Financial Officer from November 2013 to April 2014. Dr. Iwaki was a member of the board of directors of Avigen, Inc. from 1994 to 2008. He holds a professorship at the University of Southern California School of Medicine in the Departments of Urology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. Dr. Iwaki is also a visiting professor at the Toho University School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held two professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 30 years and serves on the board of directors of several biotechnology companies. Based on his medical background, relationships with leading biotechnology companies and extensive experiences as a professor and as an advisor to pharmaceutical companies, the Board believes Dr. Iwaki has the appropriate set of skills to serve as a member of our Board.

Kazuko Matsuda, M.D., Ph.D., MPH	Chief Medical Officer	56

Kazuko Matsuda was appointed as our Chief Medical Officer on September 1, 2011. Dr. Matsuda served as our Vice President of Clinical Development from April 2010 to September 2011. Dr. Matsuda has responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board-certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health.

Federico Gaeta, Ph.D.	Chief Scientific Officer	70

Federico Gaeta has served as our Chief Scientific Officer since April 2021. Dr. Gaeta previously served as Senior Scientific Advisor and also as Consultant for MediciNova since 2010, and is responsible for drug discovery, formulation development, manufacturing, and related activities. Previously, Dr. Gaeta was a consultant for Avigen, Inc. before its merger with MediciNova. Prior to joining forces with MediciNova, Dr. Gaeta was a senior management executive with Geron and Cytel corporations. In addition, Dr. Gaeta garnered additional drug discovery and development experience at multinational pharma companies including Bristol Myers Squibb and Merck. Dr. Gaeta obtained his Ph.D. in chemistry from Rice University and completed postdoctoral research at UCLA under Dr. Donald J. Cram, Nobel laureate in chemistry.  He is a named inventor in over 100 patents and patent publications.

David H. Crean, Ph.D.	Chief Business Officer	57

David Crean has served as our Chief Business Officer since May 2021. Dr. Crean is President and CEO of Coast BioVentures LLC, an emerging life sciences venture fund with a focus on the biopharmaceutical industry. In parallel, he is a managing partner with Cardiff Advisory LLC, a strategic and financial advisory firm focused on mergers, acquisitions and partnering transactions with life science and healthcare companies. Previously, Dr. Crean served as Managing Director for Objective Capital Partners, LLC driving its practice in the same practice domains, and currently serves in a senior advisory capacity with his former firm.  Dr. Crean currently serves in leading roles on the Boards of Directors for Histogen, Inc. as Board Chairman and the former Chairman of the Audit Committee, and the California Life Sciences Association (“CLSA”) as a member of the Executive Committee. He is a limited partner with a leading life sciences venture fund, Mesa Verde Venture Partners, and a member of Corporate Directors Forum and BIOCOM. Dr. Crean is also a contributing author for PharmaBoardroom.com and Forbes.com through his work with Forbes Los Angeles Business Council.  Dr. Crean holds FINRA Series 79 and Series 63 licenses and is a Registered Investment Banking Representative of BA Securities LLC, Member FINRA SIPC. He has an M.B.A. with a finance concentration from Pepperdine University, a Ph.D. in Biophysics and a M.S. in Oncology from the State University of New York at Buffalo, and a B.S. in Biology/ Pre-Med from Canisius College.

Geoffrey O’Brien, J.D./M.B.A.	Vice President	53

Geoffrey O’Brien was promoted to Vice President in October 2013, having previously served as our Senior Director, Business Development and Strategic Planning since 2012, and as Director, Business Development since 2009. Prior to joining us, Mr. O’Brien was an equity research analyst covering pharmaceutical and biotechnology companies at several investment banks including UBS Securities, Nomura Securities, and Punk Ziegel, working at the Vice President level from 2004 to 2008. He was also a healthcare investment banker at Donaldson, Lufkin & Jenrette/Credit Suisse First Boston. Prior to graduate school, he worked on the successful development of a biotechnology product at The Liposome Company. Mr. O’Brien received a B.S. in chemistry, cum laude, from the University of Delaware and completed his J.D. and M.B.A. simultaneously at Vanderbilt Law School and Owen Graduate School of Management at Vanderbilt University.

Douglas Paulin, CPA	Chief Financial Officer	46

Douglas Paulin joined the accounting services firm of Signature Analytics, LLC, in June 2020, and was appointed to serve as our Chief Financial Officer effective August 1, 2021. From June 2020 to March 2021, Mr. Paulin served as Head of Finance at Aernos Inc., a nano-tech gas sensor company. From March 2016 until December 2018, Mr. Paulin was at Sonos, Inc., the pioneer of the Smart Speaker, based out of their EMEA HQ in the Netherlands. He served in multiple roles including as their Interim Director of Finance for China and the EMEA Director of Finance. From April 2013 until March of 2016, Mr. Paulin served as Chief Financial Officer and Treasurer at the connected car company Autonet Mobile. Prior to this Mr. Paulin served as the Head of Finance for PayLease, Inc. from August 2011 to March 2013. Mr. Paulin received a Bachelor of Science in Finance with a Minor in Information Technology from Babson College and is an active Certified Public Accountant in the State of California.

EXECUTIVE COMPENSATION

For the year ended December 31, 2021, our “Named Executive Officers” include the following persons:

•	Yuichi Iwaki, M.D., Ph.D., our President and Chief Executive Officer;
•	Kazuko Matsuda, M.D., Ph.D., our Chief Medical Officer; and
•	Geoffrey O’Brien, J.D./M.B.A., our Vice President.

2021 SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2021, 2020 and 2019, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Name and Position	Year	Salary ($)	Options Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Yuichi Iwaki, M.D., Ph.D.	2021	$596,315	$1,980,330	$163,987	$17,400	$2,758,032
President and Chief	2020	$586,924	$2,098,085	$264,116	$17,100	$2,966,225
Executive Officer	2019	$572,051	$2,958,518	$214,519	$16,800	$3,761,888
Kazuko Matsuda, M.D., Ph.D.	2021	$458,474	$1,260,210	$88,256	$17,400	$1,824,340
Chief Medical Officer	2020	$451,254	$1,239,778	$157,939	$17,100	$1,866,071
	2019	$439,819	$1,748,215	$131,946	$16,800	$2,336,780
Geoffrey O’Brien, J.D./M.B.A.	2021	$343,413	$648,108	$66,107	$17,400	$1,075,028
Vice President	2020	$338,005	$839,234	$53,236	$17,100	$1,247,575
	2019	$329,440	$1,183,407	$98,832	$16,800	$1,628,479
(1)

Reflects the grant date fair value as calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. See Note 7, “Share-based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used to determine the valuation of awards. The grant date fair value, as determined pursuant to the Financial Accounting Standards Board’s ASC 718, assumes full achievement of performance conditions at the time the options were granted and not the actual achievement as determined in 2022, nor does it reflect the actual value that may be received by the Named Executive Officer upon exercise of the option.

(2)	Represents performance-based cash incentive payments.
(3)

Includes 401(k) employer matching contributions. Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.

Employment and Severance Protection Agreements

The Company has entered into an employment agreement with Dr. Iwaki and severance protection agreements with each of the Named Executive Officers.

Employment Agreement with Dr. Iwaki

We entered into an employment agreement on April 1, 2007, as amended, with Yuichi Iwaki, M.D., Ph.D., pursuant to which he serves as our President and Chief Executive Officer. Pursuant to the agreement, which automatically renews for 12-month periods, Dr. Iwaki is currently compensated at $620,167 per year. In addition, Dr. Iwaki is entitled to the following: (i) periodic bonuses determined within the sole discretion of the Board but with reference to amounts paid to our other executives and/or employees, and (ii) grants of equity-based compensation within the sole discretion of the Board. In addition, we provide Dr. Iwaki with our standard benefits and insurance coverage as is generally provided to our management. Either party may terminate the agreement at any time upon three months’ notice. In the event that Dr. Iwaki is terminated at our election upon three months’ written notice, then Dr. Iwaki is entitled to severance payments as are provided for by the employment policies we have in effect at that time; provided, however, that in lieu of the three months’ notice, we may provide Dr. Iwaki with an amount equal to 75% of his annual base salary. Additionally, if Dr. Iwaki’s employment is terminated for any reason, we have the option to engage Dr. Iwaki as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Iwaki’s annual base salary. The timing of any termination payments to Dr. Iwaki under the employment agreement is subject to the applicable requirements of Section 409A of the Code and the related Treasury Regulations.

Severance Protection Agreements

On July 14, 2014, we entered into severance protection agreements with each of our Named Executive Officers in a form previously approved by our Board of Directors (such form, the “Severance Protection Agreement”). The Severance Protection Agreement provides benefits in the event the executive’s employment is terminated as a result of, or in connection with, a Change in Control (as defined below) of MediciNova.

Pursuant to the Severance Protection Agreement, if the executive’s employment is terminated within 12 months following a Change in Control (i) by MediciNova for “cause” or disability, (ii) by reason of the executive’s death or (iii) by the executive other than for “good reason,” the executive will be entitled to accrued compensation and, if such termination is other than by MediciNova for “cause,” a pro rata bonus, payable in the form of a single lump sum cash payment within five days following termination of employment.

If the executive’s employment is terminated by MediciNova or by the executive for any reason other than the reasons specified above within 30 days immediately preceding a Change in Control or 12 months following a Change in Control, or if, within the 30 days immediately preceding a Change in Control there is a material adverse change in the executive’s status, position or responsibilities and the executive is subsequently terminated within the 24 months following a Change in Control, then the executive will be entitled to accrued compensation and a pro rata bonus, payable in the form of a single lump sum cash payment five days following termination of employment. In addition, upon execution and delivery of a release and waiver of claims, (a) the executive will be entitled to a cash payment equal to two times the sum of such executive’s “base salary amount” and “bonus amount,” plus the estimated premium costs of continued life insurance and disability benefits over an 18-month period, payable in a single lump sum cash payment on the 60th day following such termination of employment, and (b) we will pay the cost of medical, dental and vision continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the executive and any eligible dependents covered under our health care plans for an 18-month period following termination of employment. We will also provide the executive with reasonable outplacement services for the earlier of 12 months or until the executive accepts another offer of employment. In addition, vesting with respect to any unvested equity-based compensation awards will accelerate and the executive will vest in full.

As used in the Severance Protection Agreement, a Change in Control generally means (i) an acquisition of 40% or more of our outstanding voting securities, (ii) a change in a majority of the members of our Board of Directors in office as of January 1, 2014, (iii) a merger, substantial asset sale or similar transaction resulting in current stockholders owning 50% or less of the common stock and voting securities of MediciNova or entity resulting from such transaction or (iv) approval by our stockholders of a complete liquidation or dissolution.

Any payments or benefits we provide to the executive pursuant to the Severance Protection Agreement will be made in compliance with Code Section 409A. If an excise tax would be imposed under the Code on the payments or benefits payable to the executive pursuant to the Severance Protection Agreement, such payments or benefits will be reduced to the extent necessary to avoid payment of excise tax.

The original term of each Severance Protection Agreement was through December 31, 2014, and it automatically renews for additional one-year periods unless either party provides written notice of non-renewal by October 1 of such year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes all outstanding equity awards held by our Named Executive Officers as of December 31, 2021.

		Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unearned (1)	Option Exercise Price ($/Sh.)	Option Expiration Date
Yuichi Iwaki, M.D., Ph.D.
President and Chief Executive Officer	05/13/13	145,000		4.10	05/12/23
	05/13/13	62,500		4.10	05/12/23
	12/12/13	200,000		2.64	12/11/23
	01/07/15	250,000		3.09	01/06/25
	01/07/16	120,000		3.91	01/06/26
	01/07/16	320,000		3.91	01/06/26
	01/18/17	450,000		6.10	01/17/27
	01/06/18	470,000		7.00	01/05/28
	01/15/19	412,500		9.67	01/14/29
	01/09/20	495,000		6.89	01/08/30
	02/18/21		550,000	5.92	02/17/31
Kazuko Matsuda
Chief Medical Officer	05/13/13	80,000		4.10	05/12/23
	05/13/13	42,500		4.10	05/12/23
	12/12/13	105,000		2.64	12/11/23
	12/04/14	120,000		3.24	12/03/24
	01/07/15	125,000		3.09	01/06/25
	01/07/16	100,000		3.91	01/06/26
	01/07/16	170,000		3.91	01/06/26
	01/18/17	280,000		6.10	01/17/27
	01/06/18	295,000		7.00	01/05/28
	01/15/19	243,750		9.67	01/14/29
	01/09/20	325,000		6.89	01/08/30
	02/18/21		350,000	5.92	02/17/31
Geoffrey O'Brien, J.D./M.B.A.
Vice President	05/13/13	55,000		4.10	05/12/23
	05/13/13	22,500		4.10	05/12/23
	10/15/13	70,000		2.58	10/14/23
	12/12/13	105,000		2.64	12/11/23
	12/04/14	15,000		3.24	12/03/24
	01/07/15	105,000		3.09	01/06/25
	01/07/16	30,000		3.91	01/06/26
	01/07/16	115,000		3.91	01/06/26
	01/18/17	200,000		6.10	01/17/27
	01/06/18	205,000		7.00	01/05/28
	01/15/19	165,000		9.67	01/14/29
	01/09/20	99,000		6.89	01/08/30
	02/18/21		180,000	5.92	02/17/31

(1)

In February 2021, performance-based stock options were granted with conditional vesting predicated on the achievement of established performance goals set for 2021. The Compensation Committee certified achievement of the performance-based stock options in January 2022, after having determined the level of achievement of the applicable performance objectives to be 55%. Accordingly, 55% of the total number of shares underlying the option grants to each of Dr. Iwaki, Dr. Matsuda and Mr. O’Brien vested in January 2022 and the remaining portion was forfeited. The number of shares listed in this column represents the target number of shares if 2021 performance objectives had been achieved at the 100% attainment level.

2021 DIRECTOR COMPENSATION

We compensate our current non-employee directors, other than Dr. Himawan, for their service on the Board. Each current non-employee director other than Dr. Himawan receives cash compensation in the amount of $40,000 per year, paid quarterly.

A non-employee director is typically granted, upon initial appointment to the Board, a non-statutory option to purchase 20,000 shares of our Common Stock, with the size of the award generally pro-rated for the approximate number of months until the expected date of the first annual meeting of stockholders following such director’s initial appointment and which vests in equal quarterly installments over a one year period. In addition, on an annual basis, the Board generally awards to each of our non-employee directors a non-statutory option to purchase 20,000 shares of our Common Stock, which vests in equal quarterly installments over a one year period. Stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. We reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

In 2021, the Board granted to each of Ms. Beaver and Mr. Nagao a non-statutory option to purchase 20,000 shares of our Common Stock, with each such option subject to vesting in equal quarterly installments over a one year period.

The following table sets forth compensation information with respect to all of our non-employee directors who served during any part of the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) (2) ($)	Total
Jeff Himawan, Ph.D.(3)	$—	$—	$—
Carolyn Beaver	$40,000	$49,792	$89,792
Hideki Nagao	$40,000	$49,792	$89,792

(1)

Amounts in the Option Awards column reflect the grant date fair value as calculated in accordance with ASC Topic 718. Refer to Note 7, “Share-based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used to determine the valuation of awards.

(2)	The aggregate number of shares underlying outstanding option awards held by each director as of December 31, 2021 was: Mr. Nagao, 115,000 shares and Ms. Beaver, 35,000 shares.

(3)	Dr. Himawan elected to not receive cash compensation or stock option awards for serving on the Board.

Securities Authorized For Issuance Under Equity Compensation Plans

We have two equity compensation plans under which shares of our Common Stock are authorized for issuance to eligible employees, directors, and consultants: (i) our 2004 Equity Incentive Plan (the “2004 Plan”) and (ii) our 2013 Equity Incentive Plan (the “2013 Plan”). The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2021:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	7,974,250	$5.81	1,963,317
Equity compensation plans not approved by stockholders	—	—	—
Total	7,974,250	$5.81	1,963,317

Our Board of Directors approved the 2013 Plan in April 2013, and it was subsequently approved by our stockholders.

The 2013 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. As of December 31, 2021, options to purchase 7,531,750 shares of our Common Stock were outstanding under the 2013 Plan.

Our Board of Directors and stockholders approved the 2004 Plan. No further awards were granted under the 2004 Plan following stockholder approval of our 2013 Plan. Options outstanding under the 2004 Plan will continue to be governed by their existing terms. As of December 31, 2021, options to purchase 442,500 shares of our Common Stock were outstanding under the 2004 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 18, 2022 (the Record Date) as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of the Common Stock; (ii) each of our directors and nominees; (iii) each of our Named Executive Officers named under the “Summary Compensation Table”; and (iv) all of our current directors and executive officers as a group. The percentage of Common Stock beneficially owned is based on 49,043,246 shares outstanding as of April 18, 2022. In addition, shares of Common Stock issuable pursuant to the exercise of stock options and warrants which may be exercised within 60 days of April 18, 2022 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, as applicable, but they are not treated as outstanding in calculating the percentage ownership for any individual other than the holder thereof.

Beneficial Ownership Table

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
3D Investment Partners Pte. Ltd.(2)	5,502,047	11.2%
Directors and Executive Officers:
Yuichi Iwaki, M.D., Ph.D.(3)	4,319,433	8.3%
Jeff Himawan, Ph.D.(4)	1,105,941	2.3%
Hideki Nagao (5)	122,646	*
Kazuko Matsuda(6)	2,401,746	4.7%
Geoffrey O’Brien(7)	1,333,818	2.7%
Carolyn Beaver(8)	30,000	*
All directors and executive officers as a group (6 persons)(9)	9,313,584	16.7%

*	Amount represents less than 1% of the outstanding shares of our Common Stock.

(1)

Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

Based on a Schedule 13D filed with the SEC on January 11, 2021 by 3D Investment Partners Pte. Ltd. The principal business address for the stockholders is 250 North Bridge Road, #13-01 Raffles City Tower, Singapore 179101.

(3)	Includes 1,091,933 shares of Common Stock held by Dr. Iwaki and 3,227,500 shares issuable upon the exercise of stock options.

(4)

Based on a Schedule 13D/A filed with the SEC on February 12, 2016 by Essex Woodland Health Ventures Fund VI, L.P. (“Essex”), Essex Woodlands Health Ventures VI, L.P. (the “GP Partnership,” which is the general partner of Essex), Essex Woodlands Health Ventures VI, L.L.C. (the “General Partner,” which is the general partner of the GP Partnership), Dr. Jeff Himawan and other individuals who are managers, as well as other information available to us. Dr. Jeff Himawan serves as Managing Director of Essex. Comprised of 1,105,941 shares of Common Stock owned by Essex. Each of Essex, the GP Partnership and the General Partner may be deemed to have sole voting and investment power with respect to the securities. Each of the GP Partnership, the General Partner, Dr. Himawan and the other managers disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(5)	Includes 12,646 shares of Common Stock held by Mr. Nagao and 110,000 shares of Common Stock issuable upon the exercise of stock options.

(6)	Includes 322,966 shares of Common Stock held by Dr. Matsuda and 2,078,750 shares issuable upon the exercise of stock options.

(7)	Includes 48,318 shares of Common Stock held by Mr. O’Brien and 1,285,500 shares issuable upon the exercise of stock options.

(8)	Includes 30,000 shares of Common Stock issuable upon the exercise of stock options to Ms. Beaver.
(9)	Includes 2,581,834 shares of Common Stock held by the current directors and executive officers as a group and 6,731,750 shares issuable upon the exercise of stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of MediciNova under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”). A copy of the Audit Committee Charter is available on our web site at www.medicinova.com. The members of the Audit Committee are Carolyn Beaver (Chair), Jeff Himawan and Hideki Nagao, each of whom meets the independence standards of the NASDAQ Marketplace Rules and the rules and regulations of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2021 with our management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures from our independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and discussed with such firm its independence from us. BDO advised the Audit Committee that BDO was and continues to be independent accountants with respect to the Company.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee

Carolyn Beaver (Chair)
Jeff Himawan
Hideki Nagao

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Any of our stockholders may propose business to be brought before our 2023 Annual Meeting of Stockholders. Proposals that are intended to be presented by such stockholders at our 2023 Annual Meeting of Stockholders must be received by our Secretary no later than December 27, 2022 (120 days before the anniversary of the date on which we first mailed our proxy materials for the Annual Meeting) in order that they may be included in our proxy statement and form of proxy relating to such meeting.

A stockholder proposal not included in our proxy statement for the 2023 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive officers and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice no earlier than December 27, 2022 and no later than January 26, 2023. If the stockholder fails to give notice by January 26, 2023, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the stockholders have not been advised of the proposal. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We undertake to deliver promptly upon written or oral request a separate set of Annual Meeting materials to any stockholder no longer wishing to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to us at MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, or contact us via telephone at (858) 373-1500. We will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

We are making our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or before May 3, 2022, we intend to mail to our stockholders (i) a copy of this proxy statement, a proxy card and our Annual Report or (ii) a notice (the "Notice") containing instructions on how to access and review our Annual Report.

The Company filed an Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission. Any person who was a beneficial owner of our Common Stock on the record date may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements, but not including exhibits, and it will be furnished without charge upon receipt of a written request. Any such request should be addressed to us at MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, Attention: Investor Relations. The request must include a representation by the stockholder that, as of April 18, 2022, the stockholder was entitled to vote at the Annual Meeting. Additionally, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is on file with the SEC and may be accessed electronically at the SEC’s website at www.sec.gov or at the Investor Relations-SEC Filings section of our website at www.medicinova.com.

**********

Whether or not you intend to be present at the Annual Meeting, we urge you to vote promptly.

By Order of the Board of Directors

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

April 26, 2022

MEDICINOVA, INC.

Annual Meeting of Stockholders, Tuesday, June 14, 2022

This Proxy is Solicited on Behalf of the Board of Directors of MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Tuesday, June 14, 2022 and the Proxy Statement and appoints each of Yuichi Iwaki, M.D., Ph.D. and Geoffrey O’Brien, jointly and severally, as proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2022 Annual Meeting of Stockholders to be held at 4275 Executive Square, Suite 300, La Jolla California 92037 on Tuesday, June 14, 2022, at 1:00 p.m. Pacific Daylight Time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The proxy holders are also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing their own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of MediciNova either a written revocation of the Proxy or a duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. MediciNova cannot assure that your shares will be voted unless you sign, date and return this Proxy so that it is received by June 13, 2022.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICINOVA, INC.

June 14, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement and 2021 Annual Report on Form 10-K are available at https://materials.proxyvote.com/58468P

Please mark, sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors	FOR	AGAINST	ABSTAIN
NOMINEE:
¡ Carolyn Beaver	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.	☐	☐	☐

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.